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                                                                    EXHIBIT 23.2


[KPMG PEAT MARWICK LLP LETTERHEAD]


The Board of Directors
The Home Depot, Inc.


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                               /s/ KPMG PEAT MARWICK LLP





Atlanta, Georgia
September 24, 1996